Exhibit 10.1(b)

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of April 1, 2025 by and among CARIS LIFE SCIENCES, INC., a Texas corporation (the “Borrower”), the Lenders party hereto (the “Lenders”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as administrative agent for the Lenders (together with its Affiliates, successors, transferees and assignees, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into a Credit Agreement, dated as of January 18, 2023 (the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower on the terms set forth therein;

WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Credit Agreement may be amended by an instrument in writing signed by the Borrower and the Required Lenders and acknowledged by the Administrative Agent;

WHEREAS, the Lenders constitute the Required Lenders under the Credit Agreement; and

WHEREAS, the Borrower and the Lenders desire to amend certain provisions of the Credit Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.             Amendments to Schedules. The Schedules to the Credit Agreement are hereby supplemented by adding new Schedule 8.6(f) thereto in the appropriate numeric order, in the form attached hereto as Exhibit A.

3.             Amendments to Section 1.1.

(a)               Section 1.1 of the Credit Agreement is hereby amended by inserting the following new defined terms therein in the proper alphabetical order:

“2025 Convertible Note Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent under the 2025 Convertible Note Purchase Agreement.

“2025 Convertible Note Purchase Agreement” means that certain Convertible Note Purchase Agreement, dated as of April 1, 2025, among the Borrower, certain subsidiaries of the Borrower party thereto, the 2025 Convertible Note Collateral Agent, and the purchasers from time to time party thereto.

“2025 Convertible Note Documents” means the “Transaction Agreements” (as defined in the 2025 Convertible Note Purchase Agreement).

“2025 Convertible Note Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of April 1, 2025, among the Administrative Agent, the 2025 Convertible Note Collateral Agent, the Borrower and the other Loan Parties.

“2025 Convertible Note Maturity Date” means January 1, 2026 (or such later date as the Borrower and the purchasers party to the 2025 Convertible Note Purchase Agreement may agree so long as such extension of the 2025 Convertible Note Maturity Date by the purchasers is not made in exchange for a fee or other compensation).

“2025 Convertible Notes” means those certain 8.00% senior convertible notes in an aggregate original principal amount of up to $30,000,000 due on the 2025 Convertible Note Maturity Date, issued by the Borrower and governed by the terms of the 2025 Convertible Note Documents.

“First Amendment” means the First Amendment to the Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means April 1, 2025.

“Series E Preferred Stock” means the Series E Preferred Stock of the Borrower issued pursuant to the Borrower’s Charter.

(b)               The definition of “Borrower’s Charter” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Borrower’s Charter” means that certain Second Amended and Restated Certificate of Formation of the Borrower, dated as of March 24, 2025, and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time after the Closing Date to the extent permitted by Section 8.9(a).

(c)               The definition of “Change of Control” in Section 1.1 of the Credit Agreement is hereby amended by replacing each instance of the phrase “Series C Conversion Price or Series D Conversion Price (each as defined in the Borrower’s Charter)” therein with the phrase “Series C Conversion Price, Series D Conversion Price or Series E Conversion Price (each as defined in the Borrower’s Charter)”.

(d)               The definition of “Impermissible Qualification” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    “Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower or any Subsidiary (i) which is of a “going concern” or similar nature other than any such qualification that is related solely to any or a combination of (I)(A) the occurrence of the Maturity Date as a result of the Loans maturing during such Fiscal Year or (B) in the case of sub-clauses (x), (y) and (z) of this clause (I)(B), for the Fiscal Year ending December 31, 2024 only, the occurrence of (w) any upcoming date where redemption rights in respect of the Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock are or may become exercisable, (x) any upcoming date on which the Loans may become subject to amortization as contemplated by Section 3.2 as a result of the occurrence of any of the events specified in the foregoing clause (I)(B)(x), (y) any upcoming date on which the principal obligations under the 2025 Convertible Note Documents would mature or otherwise become mandatorily payable or redeemable in whole or in part or (z) any increase above $20,000,000 to the minimum amount of Liquidity required to be maintained by the Borrower pursuant to Section 8.4(a), or (II) any prospective or actual inability to satisfy any financial maintenance covenant included in the Loan Documents on a future date in a future period, (ii) which relates to the limited scope of examination of matters relevant to such financial statement or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

(e)               The definition of “Loan Documents” in Section 1.1 of the Credit Agreement is hereby amended by inserting “the First Amendment, the 2025 Convertible Note Intercreditor Agreement,” immediately after the phrase “the Agency Fee Letter,”.

(f)                The definition of “Material Agreements” in Section 1.1 of the Credit Agreement is hereby amended by inserting “(ii) the 2025 Convertible Note Documents,” immediately after clause (i) thereof and renumbering each successive clause therein.

(g)               The definition of “Restricted Payment” in Section 1.1 of the Credit Agreement is hereby amended by amending and restating the last sentence thereof in its entirety to read as follows: “Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion of (including any cash payment or fractional shares upon conversion), or payment of any principal or premium on, or payment of any interest with respect to, or payment of any fees, expenses or other similar amounts in respect of or in relation to, the 2023 Convertible Loans, the 2025 Convertible Notes, any Post-IPO Convertible Indebtedness or other permitted convertible Indebtedness under this Agreement shall not constitute a Restricted Payment and (ii) any payment with respect to, or early unwind or settlement of, any Permitted Call Spread Swap Agreement shall not constitute a Restricted Payment.”

4.              Amendments to Section 3.2. Section 3.2 of the Credit Agreement is hereby amended by (i) replacing each instance of the phrase “the Series C Preferred Stock or the Series D Preferred Stock” therein with the phrase “the Series C Preferred Stock, Series D Preferred Stock or the Series E Preferred Stock”, (ii) replacing each instance of the phrase “the Series C Preferred Stock and the Series D Preferred Stock” therein with the phrase “the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock” and (iii) adding a new sentence at the end of the first paragraph thereof to read as follows: “For the avoidance of doubt, there shall be only one “Determination Date” under this Section 3.2 and the amortization payment in an amount equal to 15% of the outstanding principal amount of the Loans contemplated by this paragraph shall in all events be required to be made (if at all) solely on a one-time basis.”

5.              Amendments to Section 8.2.

(a)	Section 8.2 of the Credit Agreement is hereby amended by inserting a new clause (x) immediately after clause (w) thereof, as follows:

“ and (x) Indebtedness in respect of the 2025 Convertible Notes;”

(b)	Section 8.2 of the Credit Agreement is hereby amended by inserting the phrase “, the Series E Preferred Stock” immediately after the phrase “the Series D Preferred Stock” in clause (w) thereof.

6.              Amendments to Section 8.3. Section 8.3 of the Credit Agreement is hereby amended by inserting a new clause (x) immediately after clause (w) thereof, as follows:

“and (x) Liens securing Indebtedness of the Borrower or the Subsidiaries permitted pursuant to Section 8.2(x).”

7.              Amendments to Section 8.4. Section 8.4(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)            Minimum Liquidity. The Liquidity of the Borrower shall not at any time be less than $20,000,000; provided that (x) if the Borrower redeems or repurchases for cash all or any portion of the Series C Preferred Stock or the Series D Preferred Stock (except for any redemption or repurchase made using the proceeds of an issuance of Capital Securities, so long as such proceeds are escrowed solely for the purpose of effectuating such repurchase or redemption of Series C Preferred Stock or Series D Preferred Stock or such issuance is consummated substantially concurrently with such repurchase or redemption), from and after the date of such repurchase or redemption, the Liquidity of the Borrower shall not at any time be less than the outstanding principal amount of the Loans at such time (as such amount may be decreased from time to time) (provided, further, that if all of the outstanding Series C Preferred Stock and Series D Preferred Stock are converted into common stock of the Borrower following the occurrence of a Qualified Direct Listing Event or consummation of a Qualified IPO or a Qualified SPAC Transaction, the Liquidity of the Borrower shall not at any time be less than $20,000,000) and (y) if the Borrower pays any principal under the 2025 Convertible Notes (excluding (i) any principal paid solely in common stock of the Borrower and cash payments made in lieu of fractional shares of common stock of the Borrower and (ii) common stock of the Borrower issued as a result of any conversion of the 2025 Convertible Notes in accordance with their terms), from and after the date of such repayment (giving effect to such repayment), the Liquidity of the Borrower shall not at any time be less than $50,000,000. The Borrower shall maintain an aggregate amount equal to the then applicable amount required under this Section 8.4(a), along with its other cash and Cash Equivalent Investments, in a Controlled Account as required pursuant to Section 7.13(a).

8.              Amendments to Section 8.6.

(a)	Section 8.6 of the Credit Agreement is hereby amended by inserting the phrase “, Indebtedness in respect of the 2025 Convertible Notes” immediately after the phrase “(with respect to cash interest)”.

(b)	Section 8.6 of the Credit Agreement is hereby amended by replacing the phrase “the Series C Preferred Stock and/or Series D Preferred Stock” in clause (g) therein with the phrase “the Series C Preferred Stock, the Series D Preferred Stock and/or the Series E Preferred Stock”.

(c)	Section 8.6(f) of the Credit Agreement is hereby amended and restated in its entirety as follows

“ (f) transactions described on Schedule 8.6(f), completed prior to the First Amendment Effective Date;”

(d)	Section 8.6(m) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“ (m) the repurchase of Capital Securities of the Borrower (or the payment of a dividend to a direct or indirect parent of the Borrower to fund such repurchase) upon (x) vesting of restricted stock, restricted stock units, performance shares units or similar equity incentives or (y) upon the vesting or exercise of any stock options or other equity awards, in each case under this clause (m) to satisfy tax withholding or similar tax obligations with respect thereto; ”

(e)	Section 8.6 of the Credit Agreement is hereby amended by replacing the period and the end of clause (n) with “; and” and inserting a new clause (o) immediately after clause (n) thereof, as follows:

“ (o) payments of scheduled interest on, or (so long as there is no Event of Default then existing or would result therefrom) principal at the stated maturity of, Indebtedness under the 2025 Convertible Notes.”

9.              Amendments to Section 8.9.

(a)	Section 8.9 of the Credit Agreement is hereby amended by inserting a new clause (f) immediately after clause (e) thereof, as follows:

“or (f) the 2025 Convertible Note Documents, if the result could reasonably be expected to have an adverse effect in any material respect on the Administrative Agent or the Lenders;”

10.           Amendments to Section 8.11. Section 8.11 of the Credit Agreement is hereby amended by inserting the phrase “, in the 2025 Convertible Note Documents” immediately before the phrase “or in the 2023 Convertible Loan Documents” in clause (A) of the second sentence thereof.

11.           Amendments to Section 9.1.

(a)	Section 9.1 of the Credit Agreement is hereby amended by inserting the following sentence at the end of clause (e) of such section:

“Notwithstanding the foregoing, this Section 9.1(e) shall not apply to any “Event of Default” (as defined in the 2025 Convertible Note Documents) or to any Indebtedness or other obligations under the 2025 Convertible Note Documents (which shall instead be subject to Section 9.1(m) below).”

(b)	Section 9.1 of the Credit Agreement is hereby amended by inserting the following new clause (m) at the end of such Section:

“(m) 2025 Convertible Notes. (i) Any “Event of Default” (as defined in the 2025 Convertible Note Documents) shall occur and be continuing under the 2025 Convertible Note Documents or (ii) a default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness under the 2025 Convertible Notes. If any “Event of Default” (as defined in the 2025 Convertible Note Documents) under clause (m)(i) hereof shall exist solely as a consequence of the occurrence of a default or Event of Default under the Loan Documents (in such case, a “Predicate Default”), and such Predicate Default shall cease to exist under the Loan Documents, it is understood and agreed that the Event of Default under this Section 9.1(m) as a result of an “Event of Default” under the 2025 Convertible Note Documents caused by such Predicate Default shall be deemed to no longer exist.”

12.           Conditions to Effectiveness of Amendment. This Amendment shall become effective upon receipt:

(a)	by the Lenders, the Administrative Agent and the Borrower of a counterpart signature of the other to this Amendment duly executed and delivered by each of the Lenders, the Administrative Agent and the Borrower;

(b)	by the Lenders and the Administrative Agent of a certificate, dated as of the First Amendment Effective Date, duly executed and delivered by an Authorized Officer of the Borrower, as to:

(i)                resolutions of the Borrower’s board of directors and any other corporate resolutions required by applicable Law or pursuant to the Borrower’s Organic Documents, each of which shall be then in full force and effect, authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby; and

(ii)               the full force and validity of each Organic Document of the Borrower and copies thereof;

(c)	by the Lenders and the Administrative Agent of duly executed copies of the 2025 Convertible Note Documents and the 2025 Convertible Note Intercreditor Agreement; and

(d)	by the Administrative Agent, for the ratable account of each Lender, a fee in an aggregate amount equal to one percent (1.00%) of the aggregate Loans outstanding on the First Amendment Effective Date.

The Borrower agrees that the fee payable under clause (d) above shall be (i) paid in U.S. Dollars, (ii) fully earned upon the First Amendment Effective Date, (iii) nonrefundable and (iv) in addition to, and not creditable against, any other fee, cost or expense payable under the Loan Documents.

13.           Expenses. The Borrower agrees to pay on demand all expenses of the Administrative Agent and the Lenders (including, without limitation, the fees and out-of-pocket expenses of Seward & Kissel LLP, counsel to the Administrative Agent and Covington & Burling LLP, counsel to OrbiMed and Gibson, Dunn & Crutcher LLP, counsel to Braidwell) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

14.          Representations and Warranties. The Borrower represents and warrants to the Lenders, as of the effective date of this Amendment, as follows:

(a)           The representations and warranties of the Borrower and the Subsidiaries contained in the Credit Agreement or any other Loan Document are true and correct in all material respects as of the date hereof (except (i) with respect to representations and warranties expressly made as of an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date and (ii) if any such representation or warranty contains any materiality qualifier, such representation or warranty is true and correct in all respects).

(b)           No Default or Event of Default under the Credit Agreement has occurred and is continuing or would result from the effectiveness of this Amendment.

15.           No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent and the Lenders under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

16.           Waiver and Release. TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, THE BORROWER AND ITS AFFILIATES (COLLECTIVELY, THE “RELEASING PARTIES”) REPRESENT AND WARRANT THAT, AS OF THE DATE HEREOF, THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR RIGHTS OF RECOUPMENT WITH RESPECT TO, OR DISPUTES OF, OR DEFENSES OR COUNTERCLAIMS TO, THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND IN ACCORDANCE THEREWITH THE RELEASING PARIES:

(a)            WAIVE ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DISPUTES, DEFENSES AND COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF.

(b)           FOREVER RELEASE, RELIEVE, AND DISCHARGE THE ADMINISTRATIVE AGENT, THE LENDERS, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, PREDECESSORS, SUCCESSORS, ASSIGNS, ATTORNEYS, ACCOUNTANTS, AGENTS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), AND EACH OF THEM, FROM ANY AND ALL CLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS, AND DAMAGES, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE, OR MAY, SHALL, OR CAN HEREAFTER HAVE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR BASED UPON ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY (EXCLUDING, FOR CLARITY, TRANSACTIONS CONCERNING THE 2025 CONVERTIBLE NOTES OR THE BORROWER’S CAPITAL SECURITIES) AT ANY TIME FROM THE BEGINNING OF THE WORLD THROUGH AND INCLUDING THE DATE HEREOF.

(c)           IN CONNECTION WITH THE RELEASE CONTAINED HEREIN, ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY KNOW OR BELIEVE TO BE TRUE, WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, THROUGH THIS AMENDMENT AND WITH ADVICE OF COUNSEL, FULLY, FINALLY, AND FOREVER TO RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATED THERETO, WHICH DO NOW EXIST, OR HERETOFORE HAVE EXISTED. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES HEREIN GIVEN SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE OR WITHDRAWAL OF SUCH MATTERS NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATED THERETO.

(d)           COVENANT AND AGREE NOT TO BRING ANY CLAIM, ACTION, SUIT, OR PROCEEDING AGAINST THE RELEASED PARTIES, DIRECTLY OR INDIRECTLY, REGARDING OR RELATED IN ANY MANNER TO THE MATTERS RELEASED HEREBY (FOR THE AVOIDANCE OF DOUBT, IN RELATION TO THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY (EXCLUDING FOR CLARITY, TRANSACTIONS CONCERNING THE 2025 CONVERTIBLE NOTES OR THE BORROWER’S CAPITAL SECURITIES)), AND FURTHER COVENANT AND AGREE THAT THIS AMENDMENT IS A BAR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING.

(e)          REPRESENT AND WARRANT TO THE RELEASED PARTIES THAT THEY HAVE NOT HERETOFORE ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY ANY CLAIMS OR OTHER MATTERS HEREIN RELEASED.

(f)           ACKNOWLEDGE THAT THEY HAVE HAD THE BENEFIT OF INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF ENTERING INTO THIS RELEASE AND HEREBY KNOWINGLY, AND UPON SUCH ADVICE OF COUNSEL, WAIVE ANY AND ALL APPLICABLE RIGHTS AND BENEFITS UNDER, AND PROTECTIONS OF, CALIFORNIA CIVIL CODE SECTION 1542, AND ANY AND ALL STATUTES AND DOCTRINES OF SIMILAR EFFECT. CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES AS FOLLOWS:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her, would have materially affected his or her settlement with the debtor or released party.

17.           Counterparts; Governing Law. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by email (e.g., “pdf” or “tiff”) or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

18.           Agent Authorization. Each of the Lenders party hereto, constituting the Required Lenders, hereby authorizes and directs the Administrative Agent to execute and deliver the acknowledgment to this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CARIS LIFE SCIENCES, INC.
as the Borrower

By:	/s/ Luke Power
Name:	Luke Power
Title:	Senior Vice President, Chief Financial Officer, and Chief Accounting Officer

[Signature Page to First Amendment to Credit Agreement]

ORBIMED ROYALTY & CREDIT OPPORTUNITIES III, LP,
as a Lender

By:	OrbiMed ROF III LLC,
its General Partner

	By:	OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Matthew Rizzo
Name:	Matthew Rizzo
Title:	Member

ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV, LP,
as a Lender

By:	OrbiMed ROF IV LLC,
its General Partner

	By:	OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Matthew Rizzo
Name:	Matthew Rizzo
Title:	Member

ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV OFFSHORE, LP,
as a Lender

By:	OrbiMed ROF IV LLC,
its General Partner

	By:	OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Matthew Rizzo
Name:	Matthew Rizzo
Title:	Member

[Signature Page to First Amendment to Credit Agreement]

BRAIDWELL TRANSACTION HOLDINGS LLC – SERIES 2,
as a Lender

By:	Braidwell LP,
its Investment Manager

By:	/s/ Colin Bettison
Name:	Colin Bettison
Title:	Authorized Signatory

ACKNOWLEDGED BY:

WILMINGTON TRUST, NATIONAL ASSOCIATION
as the Administrative Agent

By:	/s/ Jessica A. Jankiewicz
Name:	Jessica A. Jankiewicz
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

EXHIBIT A

Schedule 8.6(f)

Certain Restricted Payments